UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On October 23, 2017, Apollo Commercial Real Estate Finance, Inc. (the “Company”) entered into (i) a common stock purchase agreement (the “Common Stock Purchase Agreement”) with QH RE Asset Company LLC, a Qatar limited liability company (“QHREAC”), pursuant to which QHREAC purchased (the “Purchase”) from the Company, 1,670,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for cash for an aggregate purchase price of $30,794,800, or $18.44 per share (which is the closing price of the shares of Common Stock on the New York Stock Exchange as of October 20, 2017), and (ii) a preferred stock repurchase agreement (the “Preferred Stock Repurchase Agreement”) with QHREAC, pursuant to which the Company repurchased from QHREAC 1,229,607 shares of the Company’s 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), for an aggregate purchase price of $30,794,800, or $25.04 per share (which is the $25.00 liquidation value per share, plus $0.04 per share of accumulated and unpaid dividends to, but not including, October 23, 2017). The foregoing transactions both closed on October 23, 2017.

Pursuant to the Common Stock Purchase Agreement, the shares of Common Stock purchased by QHREAC are entitled to the benefits of a registration rights agreement previously entered into between the Company and QHREAC, dated September 18, 2015. Pursuant to the Common Stock Purchase Agreement, the Company is required to, among other things, use commercially reasonable efforts to file with the Securities and Exchange Commission (“SEC”) on or before the date that is 180 days after the date of the Common Stock Purchase Agreement, a post-effective amendment of its existing resale shelf registration statement providing for the resale of the shares of Common Stock.

The Purchase was executed in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the SEC under the Securities Act. QHREAC has represented to the Company that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and that the shares of Common Stock are not being acquired with a view to, or for offer or sale in connection with, any distribution of the shares of Common Stock in violation of the Securities Act. The Company has not engaged in a general solicitation or advertising with regard to the issue and sale of the shares of Common Stock and has not offered securities to the public in connection with this issuance and sale.

Following completion of the transactions described above, the Company had 107,121,235 shares of its Common Stock outstanding, and 6,770,393 shares of its Series B Preferred Stock outstanding.

The preceding descriptions are qualified in their entirety by reference to the Common Stock Purchase Agreement and the Preferred Stock Repurchase Agreement, copies of which are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Neither this Current Report nor the information contained in this Current Report shall constitute an offer to sell or a solicitation of an offer to buy any securities. Due to rounding, numbers presented in this Current Report may not add up precisely to totals we provide.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Common Stock Purchase Agreement, dated October 23, 2017, by and between Apollo Commercial Real Estate Finance, Inc. and QH RE Asset Company LLC

99.2	Preferred Stock Repurchase Agreement, dated October 23, 2017, by and between Apollo Commercial Real Estate Finance, Inc. and QH RE Asset Company LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:	/s/ Jai Agarwal
	Name:	Jai Agarwal
	Title:	Chief Financial Officer, Treasurer and Secretary

Date: October 23, 2017